LOAN AND NOTE MODIFICATION AGREEMENT

THIS LOAN AND NOTE MODIFICATION AGREEMENT (this "Agreement") is entered into and made effective as of April 15, 2014 (the "Effective Date") by and between BOCO INVESTMENTS, LLC, a Colorado limited liability company ("Lender" or "BOCO"), and WESTMOUNTAIN GOLD, INC., a Colorado corporation ("Borrower" or the "Company").

WHEREAS, Lender and Borrower entered into several Loan Agreements, Security Agreement and related Promissory Notes in 2012, 2013 and 2014 (collectively, the "Loan Documents") as follows:

(a) Amended and Restated Revolving Credit Loan and Security and Secured Convertible Promissory Note Agreement dated September 17, 2012, pursuant to which Borrower executed and delivered to Lender a Promissory Note in the principal amount of $1,852,115 (collectively, the "September 2012 Note"), which Note was due in full on July 31, 2013 and is currently accruing interest at the default rate of 18%;

(b) Loan Agreement, Promissory Note, Security Agreement and Warrants to Purchase Stock Agreement dated May 7, 2013, pursuant to which Borrower executed and delivered to Lender a Promissory Note in the principal amount of $500,000 (collectively, the "May 2013 Note"), which Note was due in full on October 31, 2013 and is currently accruing interest at the default rate of 45%;

(c) Loan Agreement, Promissory Note and Security Agreement dated June 27, 2013, pursuant to which Borrower executed and delivered to Lender a Promissory Note in the principal amount of $500,000 (collectively, the "June 2013 Note"), which Note was due in full on December 31, 2013 and is currently accruing interest at the default rate of 45%; and

(d) Secured Promissory Note dated February 14, 2014 in the principal amount of $1,000,000 executed by Borrower and delivered to Lender (the "February 2014 Bridge Note"), which Note is due in full on December 31, 2014; and

WHEREAS, as part of and pursuant to the Loan Documents and in connection with past financing transactions, Borrower has issued to BOCO warrants to purchase an aggregate of 6,964,615 shares of stock of Borrower (collectively, the "Warrants"), all of which are listed on Exhibit A hereto; and

WHEREAS, the September 2012 Note, the May 2013 Note, and the June 2013 Note are and have been in default and continue to accrue interest at the default rates set forth above; and

WHEREAS, the Company is presently indebted to Minex Exploration ("Minex") in the amount of $832,568.19 (the "Minex Payable");

WHEREAS, the Company and Minex have agreed to convert $400,000.00 of the Minex Payable into shares of the Company's common stock at a price per share of $0.45 (the "Minex Conversion; and

WHEREAS, upon the Minex Conversion and in conjunction with the Company's upcoming eight million dollar ($8,000,000) debt-equity offering (which shall occur no later than April 30, 2014 (the "Debt-Equity Offering"), Lender and Borrower have agreed,: (i) to provide for the payment and/or conversion of the outstanding Notes, including all accrued interest thereon, in shares of common stock of the Borrower; (ii) to modify the Loan Documents to extend the respective maturity dates of the September 2012 Note, the May 2013 Note, and the June 2013 Note to December 31, 2015; (iii) to extend and re-price the Warrants; (iv) to issue new, additional warrants to Lender; and (v) to provide for the investment of additional funds by Lender in Borrower's Debt-Equity Offering;

NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. **Minex Conversion**. Prior to the Company's Debt-Equity Offering, the Company and Minex shall complete the Minex Conversion whereby Minex shall accept 888,889 shares of the Company common stock as payment in full of $400,000.00 of the Minex Payable.

2. **Debt-Equity Offering**. Provided the Company completes the Minex Conversion, the Company and BOCO agree that, in conjunction with a private-placement offering of combined debt and equity of at least Three Million Dollars ($3,000,000) that occurs on or before April 30, 2014:

a) Conversion of February 2014 Bridge Note. The amount of all unpaid principal and accrued interest on the February 2014 Bridge Note shall be converted into the Company's Debt-Equity Offering, and upon such conversion, the February 2014 Bridge Note shall be fully satisfied and paid. Conversion of the February 2014 Bridge Note shall be conditioned upon and shall occur concurrently with the full conversion of the $1,000,000 bridge note held by Giuseppe Dessi (the "Dessi Bridge Note") into the Company's Debt-Equity Offering.

b) Additional Cash Investment in Debt-Equity Offering. In addition to the conversion of its February 2014 Bridge Note, BOCO shall invest an additional amount not to exceed One Million Dollars ($1,000,000) in the Company's Debt-Equity Offering, concurrently with and on a dollar-for-dollar basis with any additional cash investment by Giuseppe Dessi in the Company's Debt-Equity Offering.

c) Conversion of Accrued Interest and Principal Amounts.

i) As of the Effective Date of this Agreement:

(1) The unpaid principal amount of the September 2012 Note is $1,852,115 and the amount of accrued and unpaid interest thereon is $464,152;

(2) The unpaid principal amount of the May 2013 Note is \$500,000 and the amount of accrued and unpaid interest thereon is \$138,904;

(3) The unpaid principal amount of the June 2013 Note is \$500,000 and the amount of accrued and unpaid interest thereon is \$103,356; and

(4) The unpaid principal amount of the February 2014 Bridge Note is \$1,000,000 and the amount of accrued and unpaid interest thereon is \$13,370.

ii) Upon Borrower's receipt of not less than Four Million Dollars (\$4,000,000) in proceeds from the Debt-Equity Offering (inclusive of the amounts converted and/or invested by Lender and Dessi pursuant to Sections 2(a) and 2(b) above), BOCO shall convert One Million Dollars (\$1,000,000) of the outstanding amounts due on the unpaid September 2012 Note, May 2013 Note, and June 2013 Note (collectively, the "Remaining BOCO Notes") into shares of common stock of the Company at a conversion price of forty-five cents (\$0.45) per share, by first converting the accrued and unpaid interest on the Remaining BOCO Notes followed by the unpaid principal amount of the Remaining BOCO Notes. BOCO shall direct the Company as to the allocation of the conversion amount to amounts due under Remaining BOCO Notes.

iii) Upon Borrower's receipt of more than Four Million Dollars (\$4,000,000) in proceeds from the Debt-Equity Offering (inclusive of the amounts converted and/or invested by Lender and Dessi pursuant to Sections 2(a) and 2(b) above), BOCO shall convert up to a total of another One Million Dollars (\$1,000,000) in outstanding accrued interest (if any) and unpaid principal amounts of the Remaining BOCO Notes into shares of common stock of the Company at a conversion price of forty-five cents (\$0.45) per share; *provided, however*, that the amount to be converted by BOCO shall be limited to One Dollar (\$1.00) for each One Dollar (\$1.00) in excess of \$4,000,000 received by Borrower in the Debt-Equity Offering, and the amount converted by BOCO under this paragraph 2(c)(iii) shall not exceed One Million Dollars (\$1,000,000). BOCO shall direct the Company as to the allocation of the conversion amount to amounts due under Remaining BOCO Notes.

d) Payment and Extension of Remaining Notes. To the extent there remains an unpaid principal amount due on any of the Remaining Notes after the conversion of accrued interest and principal amounts as provided in Sections 2(c)(ii) and (iii) above, such Remaining Notes shall no longer be in default and shall accrue interest at the rate of fifteen percent (15%) per annum, commencing on the conversion of accrued interest and principal amounts provided in Section 2 and continuing until December 31, 2015 (the "New Maturity Date"). Interest shall be paid quarterly in a combination of cash and stock of Borrower, with 5% paid in cash and 10% paid in shares of common stock of Borrower at a value equal to the effective price per share set in the Company's Debt-Equity Offering, but in no event greater than \$0.494 per share. Except as

specifically provided in this Section 2(d), the parties hereby ratify, reaffirm, and restate the terms of the Loan Documents and Remaining Notes.

e) Issuance of New Warrants. The Company shall issue to BOCO new warrants (the "New BOCO Warrants") to purchase an additional two million five hundred thousand (2,500,000) shares of the Company's common stock. The New BOCO Warrants will have a term of five (5) years and an exercise price of forty-five cents ($0.45) per share. In addition, the Company shall issue to Minex new warrants (the "New Minex Warrants") to purchase an additional five hundred thousand (500,000) shares of the Company's common stock. The New Minex Warrants will have a term of five (5) years and an exercise price of forty-five cents ($0.45) per share.

f) Inter-Creditor Agreement. In conjunction with and to facilitate the Company's Debt-Equity Offering, BOCO shall enter into a Security and Inter-Creditor Agreement in the form attached hereto as Exhibit A and incorporated herein by reference.

3. **Re-Pricing of Warrants; Extension of Expiration Dates**. With respect to the Warrants issued to BOCO and listed on Exhibit B hereto, the expiration dates for all of the Warrants shall be extended for a period of five (5) years from their present expiration dates, effective as of the Effective Date of this Agreement. In addition, the exercise price of certain of the Warrants, no greater than two million (2,000,000) shares in aggregate, shall be adjusted and re-priced by the Company to one cent ($0.01) per share ("Re-Priced Warrants"). BOCO shall advise the Company as to which of the Warrants shall also be Re-Priced Warrants. The exercise price of the remaining Warrants shall not be adjusted and shall remain at their respective, current exercise prices.

4. **Additional Loan Covenants**. Until repayment or conversion in full of the outstanding principal and all accrued and unpaid interest and all other obligations under the Remaining Notes, the Company covenants and agrees as follows:

a) The Company shall not undertake any disposition of material assets without the prior written consent of the Lender, which will not be unreasonably withheld, excluding periodic gold and silver sales from production;

b) The Company shall deliver its current budget (delineated on monthly, year to date and annual basis) for the Lender's written approval (the "Lender Approved Budget"), which will not be unreasonably withheld, and the Company shall not incur expenses, whether individually or in aggregate, greater than 110% of the Lender Approved Budget;

c) The Company shall deliver to the Lender the Company's unaudited monthly financial reports, in a form reasonably acceptable to the Lender, within ten (10) days after the end of each month;

d) The Company shall not incur or agree to incur any additional indebtedness for borrowed money or financed equipment, or any trade debt in excess of $50,000 individually or $100,000 in the aggregate without the written consent of the Lender, which shall not be unreasonably withheld;

e) The Company shall not increase the compensation, benefits or other remuneration payable to any employee or contractor or hire any new employee or contractor with annual compensation in excess of $25,000 that is not included in the Lender Approved Budget without the written consent of the Lender, which shall not be unreasonably withheld;

f) The Company shall not enter into any agreement for goods or services in excess of $10,000 that is not included in the Lender Approved Budget without the Lender's prior written approval, which shall not be unreasonably withheld;

g) The Company shall promptly provide the Lender with such information and documentation as the Lender may reasonably request with respect to the Company's expenditures, agreements, and liabilities; and

h) The Company shall promptly provide the Lender written notice of any breach of this Section 4 or any other provision of this Agreement

In addition to being a breach of this Agreement, a violation of any of the above covenants shall also be an "Event of Default" under each of the Remaining Notes.

5. **Entire Agreement**. This Agreement constitutes the entire understanding and agreement of the parties hereto as to the modification of the Loan Documents, the Warrants, and the related Promissory Notes.

6. **Governing Law**. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to its conflict of law principles for the purpose of applying the laws of another jurisdiction.

7. **Modification and Waiver**. No modification or waiver of any provision of this Agreement shall be effective unless such modification or waiver shall be in writing and signed by the parties hereto.

8. **Benefit of Agreement**. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

9. **Counterparts**. This Agreement may be executed in counterparts and by facsimile or other electronic means (e.g., by .pdf), any of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10. **Survival**. All representations, warranties, covenants and agreements made by the Company in connection herewith shall survive the execution and delivery of this Agreement.

11. **Severability of this Agreement**. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned parties, by their duly authorized representatives, have executed this Loan and Note Modification Agreement as of the Effective Date written above.

Lender:

BOCO INVESTMENTS, LLC

By: Bohemian Asset Management, Inc.
Its: Managing Member

____
By: Joseph C. Zimlich
Its: President

Address:
262 E. Mountain Ave.
Fort Collins, CO 80524

Borrower:

WESTMOUNTAIN GOLD, INC.

____
By: Greg Schifrin
Its: President and Chief Executive Officer

Address:
120 E. Lake Street, Suite 401
Sandpoint, ID 83864

EXHIBIT A

List of BOCO Warrants

Warrant Number	Issue Date	Expiration Date	Number and Class of Shares	Exercise Price Per Share
W42	4/22/2011	4/21/2014	100,000 Common	$0.75
W46	4/22/2011	4/21/2014	1,000,000 Common	$0.75
W62	11/15/2011	11/15/2021	200,000 Common	$4.00
W91	10/1/2012	9/30/2017	1,250,000 Common	$0.25
W92	10/1/2012	9/30/2017	1,852,115 Common	$1.50
W128	5/7/2013	5/7/2018	1,250,000 Common	$0.75
W134	6/27/2013	6/26/2018	1,250,000 Common	$0.75
W138	8/2/2013	8/1/2016	62,500 Preferred	$1.50
Total:			**6,964,615 shares**	

EXHIBIT B

Security and Inter-Creditor Agreement